EXHIBIT 99.1




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                         LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., Suite 400
                              WASHINGTON, DC 20015
                                  --------------
                            TELEPHONE (202) 274-2000
                            FASCIMILE (202) 362-2902
                                www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                      WRITER'S E-MAIL

(202) 274-2030                                           rgarabedian@luselaw.com


April 2, 2007

VIA EMAIL
---------

Thomas Choe
Analyst
The NASDAQ Stock Market, LLC
9600 Blackwell Road
Rockville, Maryland 20850


         Re: Atlantic Coast Federal Corporation (Trading Symbol ACFC) Notice of Non-Compliance
                  --------------------------------------------------------

Dear Mr. Choe:

         On behalf of Atlantic Coast Federal Corporation (the "Company"), whose shares of common stock are listed on the NASDAQ Global Market, we hereby notify you that the Company had become aware of its material non-compliance with the requirements of NASDAQ Rule 4350(d)(2)(A). The non-compliance related to legal fees paid by the Company to the law firm of which a former audit committee member is a partner.

         The director has resigned from the Company's Audit Committee, effective March 29, 2007. Following the resignation, the Board of Directors of the Company appointed a new independent board member to the Audit Committee of the Company. The Audit Committee then met in order to perform its duties required in connection with the Company's Annual Report on Form 10-K and Annual Meeting of Stockholders and to ratify the Company's previous actions. As a result, the Company is now in compliance with the NASDAQ's corporate governance requirements. Specifically, (i) the audit committee is comprised solely of independent directors and (ii) decisions relating to appointing a registered public accounting firm and the issuance of an Audit Committee report were made by a committee comprised solely of independent directors.





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The NASDAQ Stock Market, LLC
April 2, 2007
Page 2


         Please direct any questions with regard to this notice to the undersigned at (202) 274-2030 or Benjamin Azoff at (202) 274-2010.

                                  Respectfully,

                                  /s/ Richard S. Garabedian

                                  Richard S. Garabedian


cc: Robert J. Larison, Jr., President and Chief Executive Officer Thomas B. Wagers, Sr., Chief Operating Officer
         Benjamin Azoff, Esq.